                                                                    EXHIBIT 3.45

                                 STATE OF ALASKA
                DEPARTMENT OF COMMUNITY AND ECONOMIC DEVELOPMENT
                DIVISION OF BANKING, SECURITIES AND CORPORATIONS

                                   CERTIFICATE
                                       OF
                                  INCORPORATION

                              BUSINESS CORPORATION

The undersigned, as Commissioner of Community and Economic Development of the State of Alaska, hereby certifies that Articles of Incorporation of

                               ACS SERVICES, INC.

have been received in this office and have been found to conform to law.

ACCORDINGLY, the undersigned, as Commissioner of Community and Economic Development, and by virtue of the authority vested in me by law, hereby issues this Certificate of Incorporation and attaches hereto the original copy of the Articles of Incorporation.

                                    IN TESTIMONY WHEREOF, I execute this
                                    certificate and affix the Great Seal of the State of Alaska on MAY 4, 2001

                                    /s/ Deborah B. Sedwick
                                    Deborah B. Sedwick
                                    Commissioner of Community
                                      and Economic Development

                                                             Filed for Record
                                                              State of Alaska
                                                                MAY - 4 2001
                                                            Dept. of Community &
                                                            Economic Development

                            ARTICLES OF INCORPORATION
                                       OF
                               ACS SERVICES, INC.
                  (An Alaska Business Corporation Incorporated
              Under the Alaska Corporations Code: AS 10.06 et seq.)

                  The undersigned, a citizen of the State of Alaska and natural person of the age of eighteen years or more, acting as incorporator of this Corporation under the Alaska Corporations Code (Alaska Statute 10.06 et seq.), does hereby adopt the following Articles of Incorporation for such Corporation:

                                    ARTICLE I
                                 CORPORATE NAME

                  The name of the Corporation shall be ACS SERVICES, INC. (hereinafter referred to as the "Corporation").

                                   ARTICLE II
                              CORPORATE EXISTENCE

                  The Corporation shall have perpetual duration.

                                   ARTICLE III
                              PURPOSES AND POWERS

                  The purpose for which this Corporation is organized is to engage in any lawful act, business, trade, or activity for which corporations may be organized under the Alaska Corporations Code.

                  The Corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the foregoing purpose or purposes of the Corporation and to exercise any and all powers authorized or permitted under any laws that may be now or hereafter applicable or available to the Corporation.

                                   ARTICLE IV
                                ALIEN AFFILIATES

                  There are no alien affiliates of this Corporation.

ARTICLES OF INCORPORATION
ACS SERVICES, INC.                                                   Page 1 of 5

                                    ARTICLE V
                                     SHARES

                  The aggregate number of shares which the Corporation may issue shall be one thousand (1,000) shares of common stock having a par value of $.01 per share.

                                   ARTICLE VI
                          REGISTERED OFFICE AND AGENT

                  The name of the Corporation's initial registered agent and the address of the initial registered office are:

                  CT Corp.
                  801 West 10th Street, Suite 300
                  Juneau, Alaska 99801

                                   ARTICLE VII
                                   DIRECTORS

                  The number, qualifications, terms of office, manner of election, time and place of meetings and powers and duties of the Directors shall be prescribed in the Bylaws of the Corporation, provided, however, that the names and addresses of the initial Directors are as follows, and they shall serve until the first meeting of the shareholders and until their successors are elected and qualified:

                  Charles E. Robinson                   Kevin P. Hemenway
                  510 L Street, Suite 500               510 L Street, Suite 500
                  Anchorage, Alaska 99501               Anchorage, Alaska 99501

                  Wesley E. Carson                      Leonard A. Steinberg
                  510 L Street, Suite 500               510 L Street, Suite 500
                  Anchorage, Alaska 99501               Anchorage, Alaska 99501

                                  ARTICLE VIII
                               DIRECTOR LIABILITY

                  Directors of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for acts or omissions that occur after the effective date of these Articles of Incorporation for the breach of their fiduciary duty as a Director, provided, however, that such exemption from liability shall not apply to (i) a breach of a Director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) willful or negligent conduct involved in the payment

ARTICLES OF INCORPORATION
ACS SERVICES, INC.                                                   Page 2 of 5
of dividends or the repurchase of stock from other than lawfully available funds; or (iv) a transaction from which the Director derives an improper personal benefit.

                                   ARTICLE IX
                                BYLAW AMENDMENTS

                  The Bylaws of the Corporation may be adopted, amended, or repealed, in the manner prescribed by law, either by approval of the shareholders or the Board of Directors, except as otherwise provided by law.

                                    ARTICLE X
                                  INCORPORATOR

                  The name and address of the incorporator of this Corporation are as follows:

                  Kathleen Tobin Erb
                  Birch, Horton, Bittner and Cherot
                  1127 West 7th Avenue
                  Anchorage, Alaska 99501

                  IN WITNESS WHEREOF, the undersigned, being the sole original incorporator hereinabove named, has executed these Articles of Incorporation this 3rd day of May, 2001.

                                                /s/ Kathleen Tobin Erb
                                                --------------------------------
                                                Kathleen Tobin Erb, Incorporator

                                  VERIFICATION

                  I, Kathleen Tobin Erb, say on oath or affirm that I have read the foregoing Articles of Incorporation of ACS Services, Inc., and believe all statements made in such Articles of Incorporation are true.

                  DATED this 4th day of May, 2001, at Anchorage, Alaska.

                                                /s/ Kathleen Tobin Erb
                                                --------------------------------

ARTICLES OF INCORPORATION
ACS SERVICES, INC.                                                   Page 3 of 5

                  SUBSCRIBED AND SWORN TO before me this 4th day of May, 2001, at Anchorage, Alaska.

                                           /s/ Roxane M. Montgomery
                                           -------------------------------------
                                           Notary Public in and for Alaska
                                           My commission expires: 7/31/04

ARTICLES OF INCORPORATION
ACS SERVICES, INC.                                                   Page 4 of 5

                    The S.I.C. Code for this Corporation is

                                      7389

                            Business Services, nec.

ARTICLES OF INCORPORATION
ACS SERVICES, INC.                                                   Page 5 of 5